UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2025
Paramount Skydance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-42791	99-3917985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 258-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	PSKY	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 12, 2025, the Board of Directors of Paramount Skydance Corporation (the “Company”) appointed Dennis Cinelli to serve as a member of the Company’s Board of Directors (the “Board”). Mr. Cinelli was also appointed to the Audit Committee of the Board, effective immediately. As of September 12, 2025, Sherry Lansing was no longer a member of the Audit Committee of the Board.

There are no transactions, or any currently proposed transactions, exceeding $120,000 in which the Company and Mr. Cinelli will have a direct or indirect material interest.

Mr. Cinelli was designated as a director nominee of Ellison (as defined in the Amended and Restated Certificate of Incorporation of Paramount Skydance Corporation). Mr. Cinelli is eligible to participate in the Company’s previously disclosed Non-Employee Director Compensation Program (the “Director Program”), including receipt of a Pro-Rated Annual Award (as defined in the Director Program) of 17,989 restricted stock units upon his appointment to the Board. Under the Director Program, Mr. Cinelli is also eligible to receive an Annual Award (as defined in the Director Program) at any future annual meeting of the Company’s stockholders if, following such annual meeting, he will continue to serve on the Board. Mr. Cinelli has also entered into the Company’s standard indemnification agreement for directors and officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT SKYDANCE CORPORATION

By:	/s/ Stephanie Kyoko McKinnon
	Name:	Stephanie Kyoko McKinnon
	Title:	General Counsel, Acting Chief Legal Officer and Secretary

Date: September 16, 2025